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                               EXHIBIT 21

                         LIST OF SUBSIDIARIES

Name of Subsidiary                             Jurisdiction of Incorporation
------------------                             -----------------------------

IGEN Europe, Inc.                                   Delaware

IGEN International KK                               Japan